EXHIBIT 10.83

EXTENSION AGREEMENT

This Extension Agreement (this “Agreement”), dated as of February 5, 2011, is entered into by and among Location Based Technologies, Inc., (“Borrower”) and Robert Wheat, (“Holder”).

RECITALS:

WHEREAS, the Holder has loaned $25,000 to the Borrower as of the effective date of this Extension Agreement, evidenced by a Promissory Note Agreement dated November 5, 2010 with an original maturity date of February 5, 2011 (“Note”) and by this Extension Agreement dated February 5, 2011 hereby extending the maturity date to August 5, 2011; and

WHEREAS, the Borrower and Holder agree to further extend the maturity date of the Note in accordance with the terms hereof.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Extension of Maturity Date. The Maturity Date under the Note is hereby extended for an additional six months until August 5, 2011 or will be paid upon funding from the technology bank financing.  The earlier of the two events will result in immediate payment.

2.    Payment.  Holder shall receive the principal and accrued interest, with the funds going first to the accrued interest and the balance to the principal until paid in full.

3.    Shares.  Robert Wheat shall receive 100,000 shares of the Company’s restricted Common Stock.

4.    Full Force and Effect.  Except as otherwise expressly provided herein, the Note dated November 5, 2010, shall remain in full force and effect.  Except for any waivers and modifications contained herein, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Borrower under the Note, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Note nor a waiver or modification of any subsequent default or breach of any obligation of the Borrower or of any subsequent right of the Holder.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of February 5, 2011.

The “Borrower”

Location Based Technologies, Inc.

The “Holder”

Robert Wheat

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